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                                                                  Exhibit 5.1

                                    July 22, 1998


Board of Directors
Hard Rock Hotel, Inc.
4455 Paradise Road
Las Vegas, NV 89109

     Re:    Registration Statement on Form S-4
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Gentlemen:

     We have acted as a Nevada counsel for Hard Rock Hotel, Inc., a Nevada corporation (the "COMPANY"), in connection with the proposed issuance of up to $120,000,000 aggregate principal amount of 9 1/4% Series B Senior Subordinated Notes due 2005 (the "NOTES") which are the subject of an offering pursuant to a Registration Statement on Form S-4, together with amendments thereto (the "REGISTRATION STATEMENT"), filed by the Company with the Securities and Exchange Commission (Registration No. 333 - 53211) under the Securities Act of 1933, as amended (the "ACT").

     For the purpose of rendering our opinion set forth herein, we have examined and relied upon (i) such certificates, records, documents and agreements of the Company as we considered appropriate for the purpose of our opinion including, without limitation, the Company's articles of incorporation as certified by the Secretary of State of the State of Nevada, bylaws and minutes contained in the minute book of the Company's corporate proceedings; (ii) the form of the Note as included in Exhibit 4.1 to the Registration Statement; and (iii) the Indenture, dated as of March 23, 1998 (the "INDENTURE"), between the Company and U.S. Bank Trust National Association, as Trustee ("U.S. BANK"), relating to the Notes.

     We have assumed (A) the authenticity of all documents submitted to us as originals; (B) the genuineness of all signatures on documents submitted to us;
(C) the legal capacity of natural persons; (D) the accuracy and completeness of all corporate records made available to us by the Company; (E) due authorization, execution and delivery of the Indenture by the respective parties thereto and the legal, valid and binding effect of the Indenture; (F) that all required qualifications of the Indenture under the Trust Indenture Act of 1939, as amended, have been obtained and are in effect; (G) the veracity on the date of this letter of the certificates, records, documents and other instruments furnished to us by the Company and public officials even



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Board of Directors
July 22, 1998
Page 2

though they may have been signed or issued on an earlier date and, with your permission, we have not necessarily independently verified the statements made therein nor have we investigated the basis for the representations contained therein; and (H) the conformity to the originals of all documents submitted to us as copies. We have also assumed there will be no changes in applicable law between the date of this letter and the date of the events which are the subjects of this letter.

     Based upon and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Notes have been duly authorized and, when (i) the Registration Statement has become effective, (ii) all requisite approvals and waivers of the Nevada Gaming Authorities (as defined in the Registration Statement) have been obtained for the Company's offer and sale of the Notes and related transactions and events, (iii) the Notes have been duly executed by the Company, (iv) the Notes have been duly authenticated and delivered for original issue by U.S. Bank in accordance with the terms of the Indenture, and (v) the Notes have been issued and delivered by the Company in accordance with the Indenture against delivery of the consideration therefor specified in the prospectus included in the Registration Statement, then upon the occurrence of all of the foregoing events, the Notes will be validly issued, fully paid and binding obligations of the Company.

     We are licensed to practice law in the State of Nevada and the opinion set forth herein is expressly limited to the laws of the State of Nevada. No opinion is given or implied regarding federal law or the laws of any jurisdiction other than the State of Nevada as currently in effect.

     This opinion is being delivered to the Company in connection with the filing of the Registration Statement, and may not be used or relied upon for any other purpose.

     We hereby consent to the inclusion of this opinion in Exhibit 5.1 to the Registration Statement and the reference to Gordon & Silver, Ltd. in the Registration Statement under the caption "LEGAL MATTERS." In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or the rules and regulations promulgated thereunder.

                                             Very truly yours,


                                             /s/ Gordon & Silver, Ltd.